EXHIBIT 10.2

ASSUMPTION REINSURANCE AGREEMENT

Effective as of December 31, 2009

between

SECURITY NATIONAL LIFE INSURANCE COMPANY OF LOUISIANA

and

SECURITY NATIONAL LIFE INSURANCE COMPANY

ASSUMPTION REINSURANCE AGREEMENT

THIS ASSUMPTION REINSURANCE AGREEMENT (hereinafter referred to as the "Assumption Reinsurance Agreement" or the "Agreement") is made and entered into this 31st day of December, 2009 (the "Assumption Effective Date"), by and between SECURITY NATIONAL LIFE INSURANCE COMPANY OF LOUISIANA, a Louisiana domiciled insurance company (hereinafter referred to as the "Company") and SECURITY NATIONAL LIFE INSURANCE COMPANY, a Utah domiciled insurance company (hereinafter referred to as the "Reinsurer").

WHEREAS, the Company is the issuer of certain insurance Policies, and

WHEREAS, the Company will cede its risks under the Policies to the Reinsurer on an assumption reinsurance basis; and

WHEREAS, from time to time following the effective date hereof, and upon receipt of all necessary consents and approvals, the Reinsurer will assume the Policies pursuant to the terms of this Assumption Reinsurance Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and in reliance upon the representations, warranties, conditions and covenants contained herein, and intending to be legally bound hereby, the Company and the Reinsurer hereby agree as follows:

ARTICLE I

DEFINITION OF TERMS

It is intended that capitalized terms should have the following meanings when used in this Assumption Reinsurance Agreement:

1.1.  Assumed Policy or Policies.  Each and all Policies that have been reinsured and assumed by the Reinsurer pursuant to the terms of this Assumption Reinsurance Agreement between the Reinsurer and the Company.

1.2.  Assumption Reinsurance Agreement.  This Assumption Reinsurance Agreement to be entered into between the Company and the Reinsurer.

1.3.  Assumption Certificate.  The certificate to be issued by the Reinsurer to the Policyholder of any Assumed Policy under the provisions of this Assumption Reinsurance Agreement.

1.4.  Assumption Effective Date.  The date upon which any of the Policies are to be assumed by the Reinsurer under the provisions of this Assumption Reinsurance Agreement.

1.5.  Books and Records.  All original files and records, in whatever form, in the possession or under the control of the Company related to the Policies and useful or necessary in their underwriting, reserving, or administration, including, but not limited to, policy files, claims files and underwriting files, policy form files (including all files relating to the filing and approval of policy forms, applications and riders with insurance regulatory authorities); rate filings and actuarial data developed or utilized by the Company or on its behalf in support of premium rates charged under the Policies; and premium tax records and reports for the Policies now in the hands of the Company.

1.6.  Closing Date.  The date upon which the Closing shall take place, which shall be December 31, 2009, or such other date and time as the parties may mutually agree in writing.

1.7.  Extracontractual  Liabilities.  Any claim or liability under, in connection with or with respect to the Policies for bad faith, punitive, exemplary or other extra-contractual damages that are based upon, relate to or arise out of any act, error or omission of a party, or any of such party's officers, directors, agents or employees, whether intentional or otherwise.

1.8.  Loss.  All costs and expenses (including interest, penalties, reasonable attorneys', accountants' and actuaries' fees, and any other costs and expenses incident to any suit, action or proceeding), damages, charges, deficiencies, liabilities, obligations, claims and judgments sustained or incurred by, or asserted against, a party entitled to indemnity hereunder.

1.9.  Novation.  The substitution of the Reinsurer for the Company under an Assumed Policy with the result that the Reinsurer becomes directly liable to the Policyholder as of the Assumption Effective Date and the Company's liability to the Policyholder under such Assumed Policy is extinguished.

1.10.  Policyholder.  Any individual or entity who is the owner of a Policy or who has the right to terminate or lapse the Policy, effect changes of beneficiary, coverage limits, add or terminate persons covered under such Policy or direct any other policy changes in such Policy.

1.11.  Policy or Policies.  Each or all of those insurance policies issued by the Company that are (a) identified by policy number and policyholder name on the Policy Schedule  referred to in Schedule A attached hereto and incorporated herein, as may be revised from time to time by mutual agreement of the parties, and (b) in force and effect as of the Closing Date.

1.12.  Required Assumption Approvals.  The approvals of, or pre-closing notice filings with, any insurance regulatory authorities that may be required in connection with the reinsurance of any of the Policies by the Reinsurer on an assumption reinsurance basis, including the approval of the Assumption Certificate to be issued by the Reinsurer to the Policyholders of any Assumed Policy.

ARTICLE II

BASIS OF REINSURANCE

2.1.  Assumption Reinsurance.  From time to time after the date of this Assumption Reinsurance Agreement, as Required Assumption Approvals are received, the Company hereby cedes to the Reinsurer and the Reinsurer hereby assumes, by means of assumption reinsurance, all of the contractual rights, obligations, liabilities and risks of the Company under or with respect to each Policy. The parties intend to accomplish, where permitted, as soon as practicable with respect to each jurisdiction in which the Policies have been issued, transfers of the Company's contractual rights, obligations, liabilities and risks with respect to such Policies, with the result that the Reinsurer, as transferee, in all respects and conditions, shall succeed the Company as the insurer under the terms and provisions of each of such Policies, as though the Reinsurer had originally issued them, and to transfer to the Reinsurer, as administrator, full and complete responsibility for servicing and administering such Policies in accordance with the terms and conditions of this Assumption Reinsurance Agreement and the Policies. No additional monetary consideration shall be due from the Reinsurer to the Company or from the Company to the Reinsurer upon the assumption of any Policies, and no additional reserves shall be transferred by the Company to the Reinsure in connection therewith.

2.2.  Conditions of Reinsurance: Regulatory Approvals.  Consummation of the reinsurance contemplated by this Assumption Reinsurance Agreement with respect to any Policy is subject to and contingent upon receipt by the Reinsurer of all Required Assumption Approvals with respect to each Policy. The Reinsurer shall be responsible for obtaining all Required Assumption Approvals. Each party shall use its best efforts to assist the other party in obtaining the Required Assumption Approvals.

2.3.  Effect of Reinsurance.  The reinsurance effected by this Assumption Reinsurance Agreement shall create a Novation under all of the Assumed Policies in accordance with each of the terms and conditions thereof, and subject to all rights, privileges, defenses, offsets, cross-actions and counterclaims to which the Company would have been entitled had it continued to act as the insurer thereunder. It is expressly understood and agreed by the parties to this Assumption Reinsurance Agreement that no such rights, privileges, defenses, offsets, cross-actions or counterclaims are waived by the execution of this Assumption Reinsurance Agreement or the consummation of the transactions contemplated herein, and that the Reinsurer shall be fully subrogated to all such rights, privileges, defenses, offsets, cross-actions and counterclaims. On the applicable Assumption Effective Date, the Reinsurer shall be the successor of the Company with respect to the Assumed Policy, and such Assumed Policy shall be the direct obligation of the Reinsurer, and the Company shall have no further rights or liability thereunder. The Policyholder and any persons insured under the Assumed Policy shall thereafter disregard the Company as a party to the Assumed Policy and treat the Reinsurer as if it had been originally obligated under the Assumed Policy. On and after the applicable Assumption Effective Date, the Policyholder and the insured or beneficiary under any Assumed Policy shall have the right to file claims for benefits under the Assumed Policy directly with the Reinsurer, and shall have a direct right of action against the Reinsurer therefor. Any payments for benefits made under any Assumed Policy by the Company prior to the applicable Assumption Effective Date shall be deemed to have been made by the Reinsurer for purposes of determining any maximum benefits payable under any of the Assumed Policies.

ARTICLE III

UNDERTAKINGS OF REINSURER

3.1.  Policy Administration.  On and after the applicable Assumption Effective Date, the Reinsurer shall assume all responsibility for servicing and administration of the Assumed Policies, including without limitation, the payment of all allowable claims for benefits under the Assumed Policies in accordance with the contractual terms and provisions of the Assumed Policies and the investigation, adjustment, appraisal, defense or settlement thereof, at the Reinsurer's sole cost and expense; billing and collection of premiums under the Assumed Policies; preparation of policy changes, endorsements, and such other administrative services as the Reinsurer, in its sole discretion, deems necessary, appropriate, or lawful in connection with the Assumed Policies, as though such Assumed Policies were originally issued as direct insurance obligations of the Reinsurer.

3.2.  Premium Payments: Negotiation of Checks.  Upon and after the applicable Assumption Effective Date, all premium payments under the Assumed Policies shall be the sole property of the Reinsurer. The Reinsurer shall be authorized to endorse for payment all checks, drafts, and money orders payable to the Company with respect to premiums payable on the Assumed Policies. Effective as of the applicable Assumption Effective Date, the Company hereby assigns all of its rights and privileges, to the extent permitted by law, to draft or debit the accounts of any Policyholders for premiums due under the Assumed Policies pursuant to existing pre-authorized bank draft or electronic fund transfer arrangements between the Company and such Policyholders.

3.3.  Assumption Certificates.  As promptly as possible after the receipt of any Required Assumption Approvals, the Reinsurer shall issue to each of the Policyholders of the Assumed Policies an Assumption Certificate, and provide satisfactory evidence thereof to the Company. The Assumption Certificate shall be effective on the applicable Assumption Effective Date, and shall be mailed to each Policyholder's last known address of record furnished to the Reinsurer by the Company.

3.4.  Premium Taxes.  The Reinsurer shall be and shall remain liable for payment of premium taxes and state guaranty fund assessments on premiums received under the Assumed Policies on and after the applicable Assumption Effective Date.

3.5.  Forwarding Checks and Correspondence.  On and after the applicable Assumption Effective Date, all notices, claims and correspondence received by the Company pertaining to the Assumed Policies, including applications for reinstatements of lapsed policies, will be forwarded promptly by the Company to the Reinsurer. All cheeks, drafts or money orders held or received by the Company for premiums due under the Assumed Policies shall be properly endorsed to the Reinsurer and forwarded promptly to the Reinsurer by the Company.

ARTICLE IV

INDEMNIFICATION

4.1.  Reinsured Claims.  All claims under the Assumed Policies on and after the applicable Assumption Effective Date shall be the responsibility of the Reinsurer, and the Reinsurer shall indemnify and hold the Company harmless from and against all such claims, including the Company's costs in connection therewith.

4.2.  Extracontractual Liabilities.  The Reinsurer assumes no liability of any kind hereunder for any Extracontractual Liabilities that the Company may have incurred or may incur by reason of any actions, inactions or misconduct of the Company in connection with such Assumed Policies occurring prior to the Closing Date.

4.3.  Cooperation.  Each party agrees that it will cooperate fully with the other party in the satisfactory settlement of any and all claims, insofar as possible.

4.4.  Indemnification.  From and after the applicable Assumption Effective Date, the Reinsurer shall reimburse the Company for, and shall indemnify and hold the Company harmless and defend the Company from and against any and all Loss sustained or incurred by, or asserted  against, the Company (a) with respect to the payment of amounts due under or in connection with any of the Assumed Policies, whether incurred on or before the Assumption Effective Date; (b) which arise out of (i) any breach or nonfulfillment by the Reinsurer of, or any failure by the Reinsurer to perform, any of the covenants, terms or conditions of or any of its duties or obligations under this Agreement; or, (ii) any action or inaction of the Reinsurer under or with respect to any of the Assumed Policies (including, without limitation, any Extracontractual Liabilities that the Company may have incurred or may incur by reason of any actions, inactions or misconduct of the Reinsurer in connection with such Assumed Policies occurring on or after the Assumption Effective Date); or (c) with respect to any enforcement of this indemnity.

ARTICLE V

MISCELLANEOUS PROVISIONS

5.1.  Notices.  Any and all notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when (a) received by the receiving party if mailed via United States registered or certified mail, return receipt requested, or mailed by United: States overnight express mail, (b) sent by facsimile or telecopy machine or email, followed by confirmation mailed by United States first-class mail or overnight express mail, or (c) delivered in person or by commercial courier to the parties, provided written acknowledgment of receipt is obtained, in each case at the address or addresses as follows:

If to the Company:

Security National Life Insurance Company of Louisiana
5300 South 360 West, Suite 200
Salt Lake City, Utah  84123
Attn:  Stephen M. Sill, Vice President, Treasurer
            and Chief Financial Officer

If to the Reinsurer:

Security National Life Insurance Company
5300 South 360 West, Suite 200
Salt Lake City, Utah  84123
Attn:  Stephen M. Sill, Vice President, Treasurer
            and Chief Financial Officer

5.2.  Entire Agreement.  This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof, and supersede all prior discussions and agreements between the parties with respect to the subject matter hereof, which are merged with and into this Agreement.

5.3.  Assignment.  This Agreement shall not be assigned by either of the parties hereto without the prior written approval of the other party.

5.4.  Confidentiality.  Each of the parties shall maintain the confidentiality of all information related to the Policies and all other information denominated as confidential by the other party provided to it in connection with this Agreement and shall not disclose such information to any third parties without prior written consent of the other party, except as may be required by regulatory authorities, or pursuant to legal process.

5.5.  Misunderstandings and Oversights.  If any failure to pay amounts due or to perform any other act required of either party by this Agreement is shown to be unintentional and caused by misunderstanding, oversight or clerical error, then this Agreement shall not be deemed in breach thereby, but such error shall be corrected by restoring both parties to the positions they would have occupied had error not occurred.

5.6.  Waivers and Amendments.  Any term or condition of this Assumption Reinsurance Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion will not be deemed to be a waiver of the same or any other term or condition on a future occasion. This Agreement may be modified or amended only by a writing duly executed by an executive officer of the Company and the Reinsurer, respectively.

5.7.  Third Party Beneficiaries.  This Agreement is for the sole and exclusive benefit of the parties and their successors and permitted assigns and, to the extent expressly set forth in this Agreement, those Policyholders, insureds and beneficiaries who are insured under Assumed Policies.

5.8.  Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Utah, without regard to its conflicts of law doctrine.

5.9.  Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which shall constitute one and the same instrument.

5.10.  Headings.  The headings in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement.

5.11.  Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the Company or the Reinsurer under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

SECURITY NATIONAL LIFE INSURANCE
COMPANY OF LOUISIANA

By: /s/ Scott M. Quist
Scott M. Quist, President

SECURITY NATIONAL LIFE INSURANCE
COMPANY

By: /s/ Scott M. Quist
Scott M. Quist, President

SAMPLE

SECURITY NATIONAL LIFE INSURANCE COMPANY
5300 South 360 West, Suite 200
Salt Lake City, Utah  84123

Policy No.
John Doe
123 Main Street
City, State, Zip

CERTIFICATE OF ASSUMPTION

This is to certify that pursuant to the terms of an Assumption Reinsurance Agreement, Security National Life Insurance Company, a Utah domiciled life insurance company, with its home office at 5300 South 360 West, Suite 200, Salt Lake City, Utah  84123, has reinsured and assumed all of the contractual liabilities of  Security National Life Insurance Company of Louisiana, a Louisiana domiciled insurance company, under this Policy on the same terms and conditions as set forth in this Policy; subject to any available defenses and offsets, and subject to the terms and conditions set forth in the Assumption Reinsurance Agreement and this Assumption Certificate, which will become a part of the Policy.

From and after the date hereof, you should submit all claims under this Policy, whenever incurred, and all premiums due under this Policy, to the following address:

SECURITY NATIONAL LIFE INSURANCE COMPANY
5300 South 360 West, Suite 200
Salt Lake City, Utah  84123
Phone:  801-264-1060
Toll Free:  1-800-574-7117

IN WITNESS WHEREOF, Security National Life Insurance Company has caused this Certificate to be executed at its administrative office in Salt Lake City, Utah, by its President as of the ____ day of December, 2009, its effective date.

_____________________________	______________________________

_____________, Secretary	_______________, President